Report of Independent Registered Public Accounting
Firm


To the Board of Managers and Members of Partners
Group Private Equity  TEI   LLC

In planning and performing our audit of the
financial statements of Partners Group
Private Equity  TEI   LLC  the  Fund   as of
and for the period ended March 31  2011  in
accordance with the standards of the Public
Company Accounting Oversight Board
United States   we considered the Fund s
internal control over financial reporting
including controls over safeguarding
securities  as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR  but not for the
purpose of expressing an opinion on the
effectiveness of the Fund s internal control
over financial reporting.  Accordingly  we do
not express an opinion on the effectiveness
of the Fund s internal control over financial
reporting.
The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility  estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A Fund s internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial reporting
and the preparation of financial statements
for external purposes in accordance with
generally accepted accounting principles.  A
Fund s internal control over financial
reporting includes those policies and
procedures that  1  pertain to the
maintenance of records that  in reasonable
detail  accurately and fairly reflect the
transactions and dispositions of the assets
of the Fund   2  provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles  and that
receipts and expenditures of the Fund are
being made only in accordance with
authorizations of management and managers
of the Fund  and  3   provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition  use or
disposition of a Fund s assets that could
have a material effect on the financial
statements.
Because of its inherent limitations  internal
control over financial reporting may not
prevent or detect misstatements.  Also
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in
conditions  or that the degree of compliance
with the policies or procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation
of a control does not allow management or
employees  in the normal course of
performing their assigned functions  to
prevent or detect misstatements on a timely
basis.  A material weakness is a deficiency
or a combination of deficiencies  in internal
control over financial reporting  such that
there is a reasonable possibility that a
material misstatement of the Fund s annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund s internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
over financial reporting that might be material
weaknesses under standards established by
the Public Company Accounting Oversight
Board  United States .  However  we noted
no deficiencies in the Fund s internal control
over financial reporting and its operation
including controls over safeguarding
securities  that we consider to be material
weaknesses as defined above as of March
31  2011.
This report is intended solely for the
information and use of management and the
Board of Managers of Partners Group
Private Equity  TEI   LLC and the Securities
and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
PricewaterhouseCoopers LLP
May 27  2011